Exhibit 99.1

TESSCO Reports $0.33 Earnings Per Share for Second Quarter Fiscal 2016

Revenues up 6% Sequentially with Growth in All Served Markets

Quarterly Dividend of $0.20 Per Share Declared

HUNT VALLEY, MD, October 26, 2015—TESSCO (NASDAQ: TESS),  a leading supplier for the product and supply chain solutions that enable organizations to build, use, maintain and resell wireless voice, data, video, connectivity and control systems, today reported financial results for its second quarter of fiscal 2016, ended September 27, 2015.

Highlights:

•	Achieved quarterly EPS of $0.33, exceeding the high end of the Q2 EPS guidance range of $0.26 to $0.32
•	Declared quarterly dividend of $0.20 per share
•	Reported sequential revenue growth in all markets
•	Provides EPS guidance range for the third quarter of fiscal 2016 of $0.35 to $0.42
•	Re-affirms EPS guidance range for fiscal year 2016 of $1.05 to $1.25

	Second Quarter FY 2016	Second Quarter FY 2015	First Quarter FY 2016
Revenue	$142.4M	$148.5M	$134.7M
Diluted EPS	$0.33	$0.42	$0.20
EBITDA* per share	$0.71	$0.84	$0.48
Operating margin	3.3%	3.9%	2.1%
Cash balance	$6.0M	$2.7M	$6.4M
Line of credit balance outstanding	$0	$0	$0

*EBITDA and EBITDA per share are each non-GAAP financial measures. These measures are indicated by an asterisk (*) in this press release, as a means to direct the reader to the discussion of Non-GAAP Information below and the reconciliation of non-GAAP to GAAP results included as an exhibit to this  press release.

Second Quarter 2016 Market Results Compared with Second Quarter of 2015 and First Quarter of 2016:

	Year over Year Q2 FY 2016 vs. Q2 FY 2015	Sequential Q2 FY 2016 vs. Q1 FY 2016
Public Carrier
Revenue	(36.8%)	2.6%
Gross Profit	(31.5%)	(0.3%)
Commercial Resellers
Revenue	(7.4%)	1.7%
Gross Profit	(7.0%)	0.4%
Government
Revenue	7.7%	11.4%
Gross Profit	0.5%	7.7%
Private System Ops
Revenue	8.3%	4.7%
Gross Profit	4.6%	(1.6%)
Retail
Revenue	22.2%	9.8%
Gross Profit	12.2%	16.5%
Total
Revenue	(4.2%)	5.7%
Gross Profit	(4.4%)	5.0%

“In our second quarter we achieved sequential revenue growth in all of our served markets and earnings per share of $0.33, exceeding the high end of our guidance,” said Robert B. Barnhill, TESSCO’s Chairman and Chief Executive Officer. “In addition to our strong financial results, we made solid progress on our strategy and we declared a quarterly dividend of $0.20 per share.

“We are focused on continuing to expand into new enterprise and industrial private system operators and government markets, and to build new product and value chain solution offerings, while building closer strategic relationships with the wireless carriers and their contractors as they prepare for renewed network builds.

“We are committed to making the trusted difference in our customers’ success by enhancing our value proposition and committing to provide end-to-end system product and supply chain solutions with excellent customer service, making it easier for our customers to do business with Tessco. We also continue to make progress on our initiatives aimed at growing sales, including the implementation of our new digital-Internet marketing platform and our focus on strategic relationship sales. We believe TESSCO is well positioned to capitalize on the convergence of wireless and the Internet, including unprecedented opportunities to help organizations build, use and maintain systems in emerging sectors such as machine-to-machine, Internet of Things, remote monitoring and control.  We remain confident in our strategy and we are very excited about the future.”

Second-Quarter Fiscal 2016 Financial Results

For the fiscal 2016 second quarter, revenues totaled $142.4 million, compared with $148.5 million in the second quarter of the prior year and $134.7 million in the first quarter of fiscal 2016.

Gross profit was $33.9 million, compared with $35.4 million in the same quarter last year and $32.2 million in the first quarter of fiscal 2016. Gross profit was affected by the year-over-year decline in revenues. Gross margin was 23.8% of revenue, compared with 23.9% in last year’s second quarter and in the first quarter of 2016.

Selling, general and administrative (SG&A) expenses were $29.2 million in the second quarter of fiscal 2016, compared with $29.6 million in the same quarter the prior year and $29.4 million in the first quarter of fiscal 2016.

Net income and diluted earnings per share totaled $2.7 million and $0.33, respectively, for the second quarter of fiscal 2016, compared with net income and diluted earnings per share of $3.5 million and $0.42, respectively, for the prior-year quarter, and $1.7 million and $0.20 per diluted share, in the first quarter of fiscal 2016.

EBITDA* for the second quarter totaled $5.9 million, or $0.71 per diluted share, compared with $7.1 million, or $0.84 per diluted share, in the prior-year quarter, and $4.0 million, or $0.48 per diluted share, in the first quarter of fiscal 2016.

Cash Dividend

TESSCO’s Board of Directors declared a quarterly cash dividend of $0.20 per common share payable on November 25, 2015 to holders of record on November 11, 2015. Any future declaration of dividends, and the establishment of record and payment dates, is subject to future determinations of the Board of Directors.

Business Outlook

The Company is providing earnings guidance of $0.35 to $0.42 per diluted share for the third quarter of fiscal 2016. While uncertainty around the timing of builds in the carrier ecosystem continues, the Company is re-affirming its prior EPS guidance for full-year fiscal 2016 of $1.05 to $1.25.

Forecasting future results is inherently difficult for any business, and actual results may differ materially from those forecasted. The nature of the business is that TESSCO typically ships products within several days after booking orders. The lack of an order backlog makes it even more difficult to forecast future results. The Business Outlook published in this press release reflects only the company’s current best estimate and it assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

Second-Quarter Fiscal 2016 Conference Call

Management will host a conference call to discuss second-quarter 2016 results tomorrow, October 27, 2015 at 8:30 a.m. ET. To participate in the conference call, please call: 877-311-4347 (domestic call-in) or 484-653-6779 (international call-in) and reference code #29519337.

A live webcast of the conference call will be available at www.tessco.com/go/corporatepresentations. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 11:30 a.m. ET on October 27, 2015 until 11:59 p.m. ET on November 3, 2015 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation #29519337. An archived replay of the conference call will also be available on the Company's website at www.tessco.com/go/corporatepresentations.

Non-GAAP Information

EBITDA and Adjusted EBITDA are measures used by management to evaluate the Company’s ongoing operations and as general indicators of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization.

Adjusted EBITDA is defined as EBITDA plus stock compensation expense and restructuring charges that the Company believes to be infrequent and not indicative of its operating performance.

Management believes EBITDA, Adjusted EBITDA per share as well as EBITDA and Adjusted EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Management also believes the adjusted (Non-GAAP) calculations of operating income; net income and earnings per share are useful to investors as they remove the impact of an infrequent and unusual restructuring charge. Because not all companies use identical calculations, the Company’s presentation of each of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA and Adjusted EBITDA are not  recognized terms under GAAP and do not purport to be alternatives to net income as measures of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA and Adjusted EBITDA per diluted share are also non-GAAP calculations defined as EBITDA or Adjusted EBITDA divided by TESSCO’s diluted weighted average shares outstanding. Additionally, EBITDA or Adjusted EBITDA are not intended to be measures of free cash flow for management's discretionary use, as they do not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA and Adjusted EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in our loan agreements. The definition of EBITDA as used in our loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO (NASDAQ: TESS) is a leading supplier of the product and value chain solutions to enable organizations to build, use, maintain and resell Cellular, Mobile Communications, WiFi, Machine-to-Machine, Internet of Things Remote Monitoring and Control and Wireless Backhaul systems

Forward-Looking Statements

This press release, including the statements of Robert Barnhill, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers', vendors' and affinity partners' business; economic conditions that may impact customers' ability to fund or pay for our products and services; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry; fourth-party freight carrier interruption; increased competition; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; claims against us for breach of the intellectual property rights of fourth parties; product liability claims; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

or

David Calusdian
Sharon Merrill
617-542-5300

TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 27, 2015	June 28, 2015	September 28, 2014	September 27, 2015	September 28, 2014

Revenues	$142,353,300	$134,664,000	$148,521,800	$277,017,300	$301,468,100
Cost of goods sold	108,491,600	102,428,100	113,085,800	210,919,700	230,783,300
Gross profit	33,861,700	32,235,900	35,436,000	66,097,600	70,684,800
Selling, general and administrative expenses	29,215,400	29,376,400	29,569,400	58,591,800	58,745,800
Income from operations	4,646,300	2,859,500	5,866,600	7,505,800	11,939,000
Interest , net	47,100	46,300	49,400	93,400	77,800
Income before provision for income taxes	4,599,200	2,813,200	5,817,200	7,412,400	11,861,200
Provision for income taxes	1,850,900	1,117,900	2,303,600	2,968,800	4,676,200
Net income	$2,748,300	$1,695,300	$3,513,600	$4,443,600	$7,185,000

Basic earnings per share	$0.33	$0.21	$0.42	$0.54	$0.87
Diluted earnings per share	$0.33	$0.20	$0.42	$0.54	$0.86

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	September 27, 2015	March 29, 2015
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$5,966,700	$7,524,000
Trade accounts receivable, net	66,164,700	59,572,100
Product inventory	75,099,700	72,363,600
Deferred tax assets	3,875,000	3,856,000
Prepaid expenses and other current assets	6,868,500	10,868,900
Total current assets	157,974,600	154,184,600

Property and equipment, net	20,527,100	21,111,800
Goodwill, net	11,684,700	11,684,700
Other long-term assets	2,619,600	2,619,600
Total assets	$192,806,000	$189,600,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$56,449,000	$51,804,200
Payroll, benefits and taxes	6,165,200	5,531,900
Income and sales tax liabilities	2,217,100	1,832,400
Accrued expenses and other current liabilities	5,150,800	8,688,500
Revolving line of credit	--	--
Current portion of long-term debt	250,900	250,700
Total current liabilities	70,233,000	68,107,700

Deferred tax liabilities	3,360,100	3,360,100
Long-term debt, net of current portion	1,831,900	1,957,500
Other long-term liabilities	2,764,800	3,033,300
Total liabilities	78,189,800	76,458,600

Shareholders’ Equity:
Preferred stock	--	--
Common stock	97,400	96,100
Additional paid-in capital	57,679,800	56,517,600
Treasury stock, at cost	(57,134,800)	(56,307,900)
Retained earnings	113,973,800	112,836,300
Total shareholders’ equity	114,616,200	113,142,100

Total liabilities and shareholder’s equity	$192,806,000	$189,600,700

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	27-Sep-15	28-Jun-15	28-Sep-14	27-Sep-15	28-Sep-14

Net income	$2,748,300	$1,695,300	$3,513,600	$4,443,600	$7,185,000
Add:
Provision for income taxes	1,850,900	1,117,900	2,303,600	2,968,800	4,676,200
Interest, net	47,100	46,300	49,400	93,400	77,800
Depreciation and amortization	1,207,200	1,131,300	1,185,100	2,338,500	2,352,900
EBITDA	$5,853,500	$3,990,800	$7,051,700	$9,844,300	$14,291,900
Add: Stock based compensation	268,000	131,700	228,000	399,700	677,600
Adjusted EBITDA	$6,121,500	$4,122,500	$7,279,700	$10,244,000	$14,969,500
EBITDA per diluted share	$0.71	$0.48	$0.84	$1.19	$1.70
Adjusted EBITDA per diluted share	$0.74	$0.50	$0.86	$1.24	$1.78

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended September 27, 2015	Three months ended June 28, 2015	Growth Rates Compared to Prior Period

Market Revenues
Public Carriers, Contractors & Program Managers	$25,803	$25,151	2.6%
Government System Operators	8,782	7,883	11.4%
Private System Operators	23,056	22,022	4.7%
Commercial Dealers & Resellers	34,055	33,488	1.7%
Retailer, Independent Dealer Agents & Carriers	50,657	46,120	9.8%
Total revenues	$142,353	$134,664	5.7%

Market Gross Profit
Public Carriers, Contractors & Program Managers	$5,036	$5,053	-0.3%
Government System Operators	2,293	2,129	7.7%
Private System Operators	6,065	6,163	-1.6%
Commercial Dealers & Resellers	9,566	9,532	0.4%
Retailer, Independent Dealer Agents & Carriers	10,902	9,359	16.5%
Total gross profit	$33,862	$32,236	5.0%
% of revenues	23.8%	23.9%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended September 27, 2015	Three months ended September 28, 2014	Growth Rates Compared to Prior Year Period

Market Revenues
Public Carriers, Contractors & Program Managers	$25,803	$40,853	-36.8%
Government System Operators	8,782	8,154	7.7%
Private System Operators	23,056	21,292	8.3%
Commercial Dealers & Resellers	34,055	36,780	-7.4%
Retailer, Independent Dealer Agents & Carriers	50,657	41,443	22.2%
Total revenues	$142,353	$148,522	-4.2%

Market Gross Profit
Public Carriers, Contractors & Program Managers	$5,036	$7,347	-31.5%
Government System Operators	2,293	2,282	0.5%
Private System Operators	6,065	5,800	4.6%
Commercial Dealers & Resellers	9,566	10,289	-7.0%
Retailer, Independent Dealer Agents & Carriers	10,902	9,718	12.2%
Total gross profit	$33,862	$35,436	-4.4%
% of revenues	23.8%	23.9%

TESSCO Technologies Incorporated

Supplemental Results Summary (in thousands) (Unaudited)

	Six months ended September 27, 2015	Six months ended September 28, 2014	Growth Rates Compared to Prior Year Period

Market Revenues
Public Carriers, Contractors & Program Managers	$50,954	$82,271	-38.1%
Government System Operators	16,665	16,167	3.1%
Private System Operators	45,078	42,283	6.6%
Commercial Dealers & Resellers	67,543	75,064	-10.0%
Retailer, Independent Dealer Agents & Carriers	96,777	85,683	12.9%
Total revenues	$277,017	$301,468	-8.1%

Market Gross Profit
Public Carriers, Contractors & Program Managers	$10,089	$14,540	-30.6%
Government System Operators	4,422	4,440	-0.4%
Private System Operators	12,228	11,555	5.8%
Commercial Dealers & Resellers	19,098	20,926	-8.7%
Retailer, Independent Dealer Agents & Carriers	20,261	19,224	5.4%
Total gross profit	$66,098	$70,685	-6.5%
% of revenues	23.9%	23.4%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended September 27, 2015	Three months ended June 28, 2015	Growth Rates Compared to Prior Period

Product Revenues
Base station infrastructure	$56,275	$53,823	4.6%
Network systems	22,425	21,194	5.8%
Installation, test and maintenance	9,012	8,618	4.6%
Mobile device accessories	54,641	51,029	7.1%
Total revenues	$142,353	$134,664	5.7%

Product Gross Profit
Base station infrastructure	$14,938	$15,319	-2.5%
Network systems	3,943	3,668	7.5%
Installation, test and maintenance	2,081	1,845	12.8%
Mobile device accessories	12,900	11,404	13.1%
Total gross profit	$33,862	$32,236	5.0%
% of revenues	23.8%	23.9%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended September 27, 2015	Three months ended September 28, 2014	Growth Rates Compared to Prior Year Period

Product Revenues
Base station infrastructure	$56,275	$64,129	-12.2%
Network systems	22,425	27,496	-18.4%
Installation, test and maintenance	9,012	10,663	-15.5%
Mobile device accessories	54,641	46,234	18.2%
Total revenues	$142,353	$148,522	-4.2%

Product Gross Profit
Base station infrastructure	$14,938	$16,817	-11.2%
Network systems	3,943	4,174	-5.5%
Installation, test and maintenance	2,081	2,284	-8.9%
Mobile device accessories	12,900	12,161	6.1%
Total gross profit	$33,862	$35,436	-4.4%
% of revenues	23.8%	23.9%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Six months ended September 27, 2015	Six months ended September 28, 2014	Growth Rates Compared to Prior Year Period

Product Revenues
Base station infrastructure	$110,098	$127,016	-13.3%
Network systems	43,619	58,040	-24.8%
Installation, test and maintenance	17,630	21,585	-18.3%
Mobile device accessories	105,670	94,827	11. %
Total revenues	$277,017	$301,468	-8.1%

Product Gross Profit
Base station infrastructure	$30,257	$33,892	-10.7%
Network systems	7,611	8,859	-14.1%
Installation, test and maintenance	3,926	4,817	-18.5%
Mobile device accessories	24,304	23,117	5.1%
Total gross profit	$66,098	$70,685	-6.5%
% of revenues	23.9%	23.4%